Exhibit 99.2

FINANCIAL GRAVITY HOLDINGS, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AND INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

JUNE 30, 2016 AND 2015

FINANCIAL GRAVITY HOLDINGS, INC.
AND SUBSIDIARIES

JUNE 30, 2016 AND 2015

CONTENTS

Page

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS	2

CONSOLIDATED STATEMENTS OF OPERATIONS	3

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY	4

CONSOLIDATED STATEMENTS OF CASH FLOWS	5

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	6- 20

Independent Accountants’ Review Report

Board of Directors and Members

Financial Gravity Holdings, Inc. and Subsidiaries

We have reviewed the accompanying consolidated financial statements of Financial Gravity Holdings, Inc. and Subsidiaries (collectively referred to as the “Company”) (A Texas Corporation) which comprise the consolidated balance sheets as of June 30, 2016 and 2015, and the related consolidated statements of operations and cash flows for the three and six month periods then ended, and the consolidated changes in stockholders’ equity for the six month period then ended, and the related notes to the consolidated financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the consolidated financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement whether due to fraud or error.

Accountants’ Responsibility

Our responsibility is to conduct the review engagements in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the consolidated financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountants’ Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Dallas, Texas

September 28, 2016

Members of AICPA and The Leading Edge Alliance

2626 Howell Street | Suite 700 | Dallas, TX 75204 | 214.871.7500 | Main 214.871.7500 | Fax 214.871.0011 | www.lgt-cpa.com

1

Financial Gravity Holdings, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

June 30,

	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$297,881	$1,251,469
Trade accounts receivable	72,810	47,198
Accounts receivable - other	15,930	35,648
Accounts receivable - related party	4,742	1,747
Prepaid expenses	56,700	1,372
Total current assets	448,063	1,337,434

OTHER ASSETS
Property and equipment, net	145,160	13,619
Investment	10,000	–
Customer relationships, net	36,481	–
Proprietary content, net	475,872	–
Trade name	69,300	–
Prospect list, net	13,450	–
Non-compete agreements, net	22,355	–
Trademarks	21,865	17,618
Goodwill	1,319,515	154,215

Total assets	$2,562,061	$1,522,886

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Line of credit	$19,994	$–
Current portion of notes payable	93,797	–
Current portion of capital lease obligations	–	5,479
Accounts payable - trade	51,585	56,947
Accounts payable - related party	–	2,300
Accrued expenses	151,620	37,680
Deferred revenue	45,967	12,000
Total current liabilities	362,963	114,406

LONG TERM LIABILITIES
Capital lease obligations, less current portion	–	2,853

COMMITMENTS AND CONTINGENCIES	–	–

STOCKHOLDERS’ EQUITY
Preferred stock	–	–
Common stock - 100,000,000 shares authorized; $0.00001 par value	320	93
Additional paid-in capital	4,137,539	1,775,817
Accumulated deficit	(1,938,761)	(370,283)
Total stockholders’ equity	2,199,098	1,405,627
	$2,562,061	$1,522,886

See independent accountants’ review report and notes to the consolidated financial statements.

2

Financial Gravity Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUE
Investment management fees	$209,949	$250,629	$454,667	$498,139
Service income	465,805	153,637	814,058	316,566
Commissions	10,043	–	23,409	–
Rental income	4,500	1,500	10,500	1,500
Total revenue	690,297	405,766	1,302,634	816,205

OPERATING EXPENSES
Cost of services	19,571	30,842	40,870	46,606
Professional services	106,465	89,833	276,825	244,396
Depreciation and amortization	38,127	3,603	76,255	4,653
General and administrative	166,637	70,232	288,586	119,005
Management fees - related party	50,000	98,657	100,000	105,657
Marketing	58,735	58,124	126,420	130,288
Salaries and wages	592,586	319,671	1,110,185	546,066
Total operating expenses	1,032,121	670,962	2,019,141	1,196,671

Net operating loss	(341,824)	(265,196)	(716,507)	(380,466)

OTHER INCOME (EXPENSE)
Gain on disposal of property and equipment	–	1,845	–	1,845
Interest expense	(2,035)	(1,851)	(3,790)	(3,215)
Gain on acquisition of subsidiaries	–	–	–	33,816
Total other income (expense)	(2,035)	(6)	(3,790)	32,446

NET LOSS BEFORE TAXES	(343,859)	(265,202)	(720,297)	(348,020)

INCOME TAX BENEFIT
Deferred tax benefit	–	–	–	–
Total income tax benefit	–	–	–	–

NET LOSS	$(343,859)	$(265,202)	$(720,297)	$(348,020)

See independent accountants’ review report and notes to the consolidated financial statements.

3

Financial Gravity Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Six Months Ended June 30, 2016	Number of Common Stock Shares Issued and Outstanding	Common Stock Par Value Amount	Additional Paid-In Capital	Accumulated Deficit	Total

Balance at December 31, 2015	34,808,263	$348	$3,955,182	$(1,218,464)	$2,737,066

Common stock issued under a private placement memorandum	180,000	2	179,998	–	180,000

Common stock submitted back to the Company	(3,000,000)	(30)	30	–	–

Stock options expense	–	–	2,329	–	2,329

Net loss	–	–	–	(720,297)	(720,297)

BALANCE at June 30, 2016	31,988,263	$320	$4,137,539	$(1,938,761)	$2,199,098

For the Six Months Ended June 30, 2015	Number of Common Stock Shares Issued and Outstanding	Common Stock Par Value Amount	Additional Paid-In Capital	Accumulated Deficit	Total

Balance at December 31, 2014	8,636,088	$87	$1,150,823	$(22,263)	$1,128,647

Common stock issued under a private placement memorandum	625,000	6	624,994	–	625,000

Net loss	–	–	–	(348,020)	(348,020)

Balance at June 30, 2015	9,261,088	$93	$1,775,817	$(370,283)	$1,405,627

See independent accountants’ review report and notes to the consolidated financial statements.

4

Financial Gravity Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(343,859)	$(265,202)	$(720,297)	$(348,020)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	38,129	3,603	76,255	4,653
Gain on disposal of property and equipment	–	(1,845)	–	(1,845)
Gain on acquisition of subsidiary	–	–	–	(33,816)
Stock options expense	2,357	–	2,357	–
Write off of deposit	–	–	15,000	–
Write off of trademarks	13,387	633	–	–
Services provided to relieve accounts receivable - other	2,439	12,262	8,053	(26,376)
Changes in operating assets and liabilities, net of effects of acquisition of subsidiaries
Trade accounts receivable	(1,115)	(5,665)	(1,325)	(132)
Accounts receivable - related party	(440)	(1,747)	1,472	46,547
Prepaid expenses	(2,661)	5,000	(290)	24,656
Accounts payable - trade	(46,732)	13,208	(18,197)	11,035
Accounts payable - related party	–	–	–	(6,972)
Accrued expenses	42,179	(5,483)	24,240	15,297
Deferred revenue	33,967	12,000	20,967	12,000
Net cash used in operating activities	(262,349)	(233,236)	(591,765)	(302,973)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment	–	–	(10,000)	–
Purchases of trademarks	–	–	(1,613)	(1,346)
Net cash used in investing activities	–	–	(11,613)	(1,346)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on note payable	(300)	–	(5,607)	(55,000)
Advance on note payable	–	–	5,107	–
Advances on line of credit	(5,107)	–	19,994	–
Payments on capital lease obligations	–	(798)	–	(5,362)
Repayment of advances from related parties	–	–	–	(132,682)
Proceeds from the sale of common stock	137,645	100,000	179,972	625,000
Net cash provided by financing activities	132,238	99,202	199,466	431,956

Increase (decrease) in cash and cash equivalents	(130,111)	(134,034)	(403,912)	127,637
Cash acquired upon acquisition of subsidiaries	–	–	–	22,350
TOTAL INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(130,111)	(134,034)	(403,912)	149,987
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	427,992	1,385,503	701,793	1,101,482
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$297,881	$1,251,469	$297,881	$1,251,469

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$–	$–	$–	$–
Income tax	$–	$–	$–	$–
Non-cash activities:
Net assets (liabilities) assumed for purchase of:
Business Legacy, Inc. and Pollock Advisory Group, Inc. (Note 9)	$–	$–	$–	$33,816
Transfer of capital lease obligations to the majority member	$–	$17,543	$–	$17,543

See independent accountants’ review report and notes to the consolidated financial statements.

5

Financial Gravity Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NATURE OF BUSINESS

Financial Gravity Holdings, Inc. and Subsidiaries is located in Allen, Texas. The wholly-owned subsidiaries of the organization include Financial Gravity Operations, Inc., Business Legacy, Inc., Pollock Advisory Group, Inc., Cloud9 Holdings Company, Cloud9b2b, LLC, Cloud9 Accelerator, LLC., SASH Corporation, (doing business as Metro Data Processing) and Tax Coach Software, LLC.

Financial Gravity Holdings, Inc. (“FGH”) was established on September 29, 2014 to engage in the acquisition and integration of financial and other businesses which will deliver a wide range of accounting, tax planning and management services to high net worth individuals and businesses in the Dallas/Fort Worth region, with further expansion into other markets in accordance with its long term growth rate and strategic business plan.

Financial Gravity Operations, Inc. (“FGO”) was established as a wholly-owned subsidiary of FGH in Texas on September 29, 2014. Activity commenced in 2015 for FGO related to the management of operational expenses for the shared services of the subsidiaries.

Effective December 31, 2014, Cloud9 Holdings Company (“Cloud9”) was acquired by Financial Gravity Holdings, Inc. Cloud9b2b, LLC (“Cloud9 B2B”), a wholly-owned subsidiary of Cloud9 Holdings Company, provides business consulting services to identify ways to leverage a business’ current assets (people, platforms, and processes) and reduce exposure to risk, both short-term and long-term, while simplifying the business. Cloud9 Accelerator, LLC, a wholly-owned subsidiary of Cloud9 Holdings Company, does not have any financial activity through June 30, 2016.

Business Legacy, Inc., (“BLI”) was acquired by FGO for no cost effective January 1, 2015 and is located in Allen, Texas. BLI is a bookkeeping, tax planning, tax preparation, and payroll service provider to small companies and individuals.

Pollock Advisory Group, Inc., (“PAG”) was acquired by FGO for no cost effective January 1, 2015 and is a registered investment advisor, located in Allen, Texas. PAG provides asset management services.

Effective January 1, 2015, Cloud9 assigned 100% of the membership interest in Cloud9 Accelerator, LLC and Cloud9b2b, to FGO.

SASH Corporation, an Oklahoma corporation doing business as Metro Data Processing (“MDP”) was acquired August 12, 2015. The purchase was made by Cloud9Accelerator, LLC. MDP is located in Tulsa, Oklahoma, and provides payroll services, software, and support solutions to business owners.

Tax Coach Software, LLC (“TCS”), was acquired effective October 1, 2015, and is an Ohio limited liability company. The purchase was made by FGH. TCS, located in Cincinnati, Ohio, provides three primary services including monthly subscriptions to the “Tax Coach” software system, coaching and email marketing services.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting polices consistently applied in the preparation of the accompanying consolidated financial statement in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is as follows.

Basis of Consolidation

The consolidated financial statements include the accounts of FGH, FGO, Cloud9 (from the date of acquisition), including Cloud9b2b and Cloud9 Accelerator, LLC, PAG (from the date of acquisition), BLI (from the date of acquisition), TCS (from the date of acquisition), and MDP (from the date of acquisition), (collectively referred to as “the Company”). All significant intercompany accounts and transactions have been eliminated on consolidation.

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Financial Gravity Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity of three months or less, when purchased, to be cash equivalents. The Company maintains cash balances at several financial institutions located throughout the United States, which at times may exceed insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Trade Accounts Receivable

Trade accounts receivable are carried at the invoiced amount less an estimate made for doubtful accounts based on management’s review of outstanding balances. The collectability of the Company’s accounts receivable is reviewed on an ongoing basis, using historical payment trends and a review of specific accounts. Accounts receivable are written off after all reasonable collection efforts have been exhausted and when management determines the amounts to be uncollectible. Recoveries of receivables previously written off are recorded when received. There was no allowance for doubtful accounts recorded as of June 30, 2016 and 2015.

In the normal course of business, the Company extends credit to its customers, on an unsecured basis, substantially all of whom are located in the United States of America. The Company does not believe that they are exposed to any significant risk of loss on accounts receivable.

Accounts Receivable - Other

Other receivable consists of an amount due from a single third-party outside the normal course of business. There are no terms or due date for this receivable and no interest is charged. Management evaluates the carrying value of the other receivable annually for recoverability and the need to recognize any allowance based on estimated future cash flows. Management has determined that the balance is fully collectible as of June 30, 2016 and 2015.

Prepaid Expenses

Prepaid expenses consist of expenses the Company has paid for prior to the service or good being provided. These prepaid expenses will be recorded as expense at the time the service has been provided.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to earnings over their estimated service lives by the straight-line method.

Maintenance and repairs are charged to earnings as incurred; major repairs and replacements are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Property and equipment operated under material leases which transfer substantially all benefits and risks associated with the assets to the Company are capitalized. An asset and liability equal to the present or fair value, if appropriate, of minimum payments over the term of the leases are recorded. Amortization of the asset is computed using the straight-line method. Expenses associated with all other leases (operating leases) are charged to income as incurred.

7

Financial Gravity Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Customer Relationships

The customer relationships acquired from the TCS purchase have been recognized in the accompanying consolidated balance sheets at $44,900, the value attributed to it on the date of the purchase (see Note 9). The customer relationships are being amortized on a straight-line basis over a four year estimated life. During the three months ended June 30, 2016 and 2015, the Company recorded amortization expense of $2,807 and $0, respectively on this intangible asset, which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. During the six months ended June 30, 2016 and 2015, the Company recorded amortization expense of $5,613 and $0, respectively on this intangible asset, which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Accumulated amortization at June 30, 2016 and 2015 was $8,419 and $0, respectively.

Future amortization of customer relationships is estimated to be as follows for the years ending December 31:

Remainder of 2016	$5,612
2017	11,225
2018	11,225
2019	8,419
Thereafter	–
$36,481

Proprietary Content

The proprietary content acquired as a part of the TCS purchase has been recognized in the accompanying consolidated balance sheets at $525,100, the value attributed to it on the date of the purchase (see Note 9). The proprietary content is being amortized on a straight-line basis over an eight year estimated life. During the three months ended June 30, 2016 and 2015, the Company recorded amortization expense of $16,410 and $0, respectively on this intangible asset, which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. During the six months ended June 30, 2016 and 2015, the Company recorded amortization expense of $32,819 and $0, respectively on this intangible asset which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Accumulated amortization at June 30, 2016 and 2015 was $49,228 and $0, respectively.

Future amortization of proprietary content is estimated to be as follows for the years ending December 31:

Remainder of 2016	$32,819
2017	65,638
2018	65,638
2019	65,638
2020	65,638
Thereafter	180,501
$475,872

Trade Name

The trade name acquired as a part of the TCS purchase has been recognized in the accompanying consolidated balance sheets at $69,300, the value attributed to it on the date of the purchase (see Note 9). Management has determined that the trade name has an indefinite life and does not consider the value of the trade name recorded in the accompanying consolidated balance sheet to be impaired as of June 30, 2016.

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Financial Gravity Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Prospect List

The prospect list acquired as a part of the TCS purchase has been recognized in the accompanying consolidated balance sheets at $53,800, the value attributed to it on the date of the purchase (see Note 9). The prospect list is being amortized on a straight-line basis over a one year estimated life. During the three months ended June 30, 2016 and 2015, the Company recorded amortization expense of $13,450 and $0, respectively on this intangible asset, which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. During the six months ended June 30, 2016 and 2015, the Company recorded amortization expense of $26,900 and $0, respectively on this intangible asset which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Accumulated amortization at June 30, 2016 and 2015 was $40,350 and $0, respectively.

Future amortization of the prospect list is estimated to be as follows for the years ending December 31:

Remainder of 2016	$13,450
Thereafter	–
$13,450

Non-compete Agreements

Non-compete agreements established as a part of the TCS purchase have been recognized in the accompanying consolidated balance sheets at $26,300, the value attributed to them on the date of the purchase (see Note 9). The non-compete agreements are being amortized on a straight-line basis over the five year term of the non-compete clause of the agreement During the three months ended June 30, 2016 and 2015, the Company recorded amortization expense of $1,315 and $0, respectively on this intangible asset, which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. During the six months ended June 30, 2016 and 2015, the Company recorded amortization expense of $2,630 and $0, respectively on this intangible asset which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Accumulated amortization at June 30, 2016 and 2015 was $3,945 and $0, respectively.

Future amortization of the non-compete agreements is estimated to be as follows for the years ending December 31:

Remainder of 2016	$2,630
2017	5,260
2018	5,260
2019	5,260
2020	3,945
Thereafter	–
$22,355

Trademarks

The Company accounts for trademarks in accordance with GAAP and accordingly, trademarks are stated at cost. Trademarks with indefinite lives are not amortized but are tested for impairment at least annually. Management has determined that the trademarks have an indefinite life and do not consider the value of trademarks recorded in the accompanying consolidated balance sheet to be impaired as of June 30 2016 and 2015.

9

Financial Gravity Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill

Goodwill represents the excess of the value of the purchase price and related costs over the identifiable assets from business acquisitions. The Company conducts an annual impairment assessment, at the reporting unit level, of its recorded goodwill. The Company assesses qualitative factors in order to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The qualitative factors evaluated by the Company include: macro-economic conditions of the local business environment, overall financial performance, and other entity specific factors as deemed appropriate. If, through this qualitative assessment, the conclusion is made that it is more likely than not that a reporting unit’s fair value is less than its carrying amount, a two-step impairment test is performed. Management determined, by assessing the qualitative factors, that it is more likely than not that the fair value of the reporting unit is greater than its carrying value. Management does not consider the value of goodwill recorded in the accompanying consolidated balance sheet to be impaired as of June 30, 2016 and 2015.

The fair values of the assets acquired and liabilities assumed were determined primarily using the income approach, which determines the fair value for the asset based on the present value of cash flows projected to be generated by the asset. Projected cash flows are discounted at a rate of return that reflects the relative risk of achieving the cash flow and the time value of money. The fair value of relationships were determined by projecting expected cash flows and subtracting the portion of the cash flow derived by the relevant contributory assets.

The accompanying consolidated balance sheets, consolidated statements of operations, changes in stockholders’ equity and cash flows include the results of operations of the acquired subsidiaries from the date of acquisition.

Goodwill consists of the following:

Goodwill at inception	$–
Goodwill generated from the acquisition of Cloud9	154,215
Goodwill, at June 30, 2015	154,215
Goodwill generated from the acquisition of MDP (see Note 9)	70,598
Goodwill generated from the acquisition of TCS (see Note 9)	1,094,702
Goodwill, at June 30, 2016	$1,319,515

Income Taxes

The Company accounts for Federal and state income taxes pursuant to GAAP, which requires an asset and liability approach for financial accounting and reporting for income taxes based on tax effects of differences between the financial statement and tax basis of assets and liabilities.

The Company accounts for all uncertain tax positions in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740 – Income Taxes (“ASC 740”). ASC 740 provides guidance on de-recognition, classification, interest and penalties and disclosure related to uncertain income tax positions. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as a component of income tax expense. There was no accrued interest or penalties as of June 30, 2016 and 2015.

From time to time, the Company is audited by taxing authorities. These audits could result in proposed assessments of additional taxes. The Company believes that its tax positions comply in all material respects with applicable tax law. However, tax law is subject to interpretation, and interpretations by taxing authorities could be different from those of the Company, which could result in the imposition of additional taxes. The Company’s Federal returns since 2014 are still subject for examination by taxing authorities.

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Financial Gravity Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Investment management fees are recognized as services are provided by the Company. Investment management fees include fees earned from assets under management by providing professional services to manage client investments.

Service income is recognized as consulting and other professional services are performed by the Company.

Commission revenue is derived from the sale of premiums on life insurance policies held by third parties. The revenue is recognized at the time the policy is issued.

Revenue represents gross billings less discounts, and are net of sales taxes, as applicable. Amounts invoiced for work not yet completed are shown as deferred revenue in the accompanying consolidated balance sheets.

Advertising

Advertising costs are charged to operations when incurred. Advertising and marketing expense was $58,735 and $58,124 for three months ended June 30, 2016 and 2015, respectively. Advertising and marketing expense was $126,420 and $130,288 for six months ended June 30, 2016 and 2015, respectively.

Stock-Based Compensation

The Company recognizes the fair value of the stock-based compensation awards as wages in the accompanying statements of operations on a straight-line basis over the vesting period based on the Black-Scholes option pricing model based on a risk free rate of 0.75% at 2015, dividend yield of 0%, expected life of 2 years and volatility of 1.00. Compensation expense of $2,329 and $0 was recognized for stock options during the three and six month periods ended June 30, 2016 and 2015, respectively.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Future Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2014-09, Revenue recognition (Topic 606): Revenue from Contracts with Customers. This ASU introduces a new five step revenue recognition model in which an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This standard is effective for fiscal years beginning after December 31, 2017, including interim periods within that reporting period.

In April 2015, the FASB issued ASU No. 2015-15, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, part of the FASB’s simplification initiative. ASU 2015-15 requires companies to present debt issuance costs the same way they currently present debt discounts, as a direct deduction from the carrying value of that debt liability. ASU 2015-15 does not impact the recognition and measurement guidance for debt issuance costs. ASU 2015-03 is effective for fiscal years beginning after December 15, 2015.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (topic 740): Balance Sheet Classification of Deferred Taxes, part of the FASB’s simplification initiative. ASU 2015-17 requires companies to classify deferred tax liabilities and assets as noncurrent. ASU 2015-17 is effective for fiscal years beginning after December 15, 2018.

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Financial Gravity Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Future Accounting Pronouncements (Continued)

In February, 2016, the FASB issued ASU Update No. 2016-02-Leases (Topic 842). Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP - which requires only capital leases to be recognized on the balance sheet - the new ASU will require both types of leases to be recognized on the balance sheet. ASU 2016-02 is effective for the years beginning after January 1, 2020 and for all periods presented. Early application of the amendments in this ASU is permitted.

2.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30:

	Estimated Service Lives	2016	2015
Furniture and fixtures	5 years	$6,928	$6,928
Internally developed software	10 years	152,000	37,227
		158,928	44,155
Less: accumulated depreciation and amortization		(13,768)	(30,536)
Total		$145,160	$13,619

Depreciation expense was $4,145 and $3,603 during the three months ended June 30, 2016 and 2015, respectively. Depreciation expense was $8,293 and $4,653 during the six months ended June 30, 2016 and 2015, respectively.

3.	LINE OF CREDIT

The Company has a revolving line of credit with a bank in the amount of $55,000. This line of credit is due on demand and requires monthly interest and principal payments. The interest rate on the line of credit is 7.5%. This line of credit is collateralized by the personal guarantee of the majority stockholder. The balance is outstanding on this line of credit was $19,994 and $0 as of June 30, 2016 and 2015, respectively.

4.	NOTES PAYABLE

With the acquisition of TCS, the Company also acquired a note payable to a financial institution which permits maximum borrowings of $100,000. Interest is paid monthly at prime plus 1.25% and the balance is due on demand. The facility matures in February 2017, is collateralized by substantially all assets of the TCS subsidiary, and is secured by a personal guarantee from a stockholder. The balance outstanding under this note payable was $93,797 and $0 at June 30, 2016 and 2015, respectively.

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Financial Gravity Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	CAPITAL LEASES

As of June 30, 2015, the Company was the lessee of certain assets under capital leases which expired in 2016. The assets and liabilities under the capital leases are recorded at the lower of the present value of the minimum lease payment or the fair market value of the asset. The assets are depreciated over their expected service lives. Amortization of the assets under capital lease was $0 and $3,603 for the three months ended June 30, 2016 and 2015, respectively, and this amount is included as depreciation expense in the accompanying combined statements of operations. Amortization of the assets under capital lease was $0 and $4,653 for the six months ended June 30, 2016 and 2015, respectively, and this amount is included as depreciation expense in the accompanying combined statements of operations. The capital lease obligations are payable in monthly installments with interest rates of 11.9% and 9.8%.

Capital lease obligations consist as follows as of June 30, 2016 and 2015:

	2016	2015
Current maturities	$–	$5,479
Non-current portion	–	2,853
Total capital lease obligation	$–	$8,332

The capital lease obligations were assumed by a majority stockholder in July 2015.

6.	ACCRUED EXPENSES

Accrued expenses consist of the following at as of June 30:

	2016	2015
Accrued payroll and commissions	$106,750	$34,673
Accrued operating expenses	43,869	–
Deferred rent	1,001	3,007
	$151,620	$37,680

7.	INCOME TAXES

The Company elected C Corporation tax status upon inception in 2014. Net operating losses (“NOL”) since that date total $1,932,742 as of June 30, 2016 and may be carried forward to offset future taxable income; accordingly no current provision for income tax has been recorded in the accompanying statement of operations. NOL carry-forward benefits begin to expire in 2035.

A deferred tax liability or asset is determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense or benefit in the accompanying consolidated statements of operations are the result of changes in the assets and liabilities for deferred taxes. The measurement of deferred tax assets is reduced, if necessary, by the amount for any tax benefits that, based on available evidence, are not expected to be realized. Income tax expense is the current tax payable or refundable for the year plus or minus the net change in the deferred tax assets and liabilities. Deferred income taxes of the Company arise from the temporary differences between financial statement and income tax recognition of NOL carry-forwards.

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Financial Gravity Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	INCOME TAXES (Continued)

The deferred tax assets and liabilities in the accompanying consolidated balance sheets include the following components at June 30:

2016:	Current	Non-current
Deferred tax asset	$–	$670,805
Less: valuation allowance	–	(670,805)
Deferred taxes, net	$–	$–

2015:	Current	Non-current
Deferred tax asset	$–	$129,599
Less: valuation allowance	–	(129,599)
Deferred taxes, net	$–	$–

8.	COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS

Leases

The Company conducts operations from leased premises. Some of these leases provide for payment of taxes, insurance, utilities and maintenance. The Company also leases certain equipment under operating leases. Total rent expense for the three months ended June 30, 2016 and 2015 was $27,614 and $27,922, respectively. Total rent expense for the six months ended June 30, 2016 and 2015 was $54,223 and $45,691, respectively. Rent expense is recorded on a straight-line basis over the term of the lease. Rental income during the six months ended June 30, 2016 and 2015 was generated from month to month leases. The difference between rental expense and rental payments is recorded as deferred rent within accrued expenses in the accompanying consolidated balance sheets. Management expects that in the normal course of business, leases will be renewed or replaced by other leases.

Remainder of 2016	$22,887
Thereafter	–
$22,887

Deposits

Deposits represent a down payment of $15,000 made on a potential purchase during December 2015. The application of the deposit to the purchase price is contingent upon the completion of the acquisition. Management determined that the acquisition will not be completed and accordingly, this down payment was written off during the three and six months ended June 30, 2016.

Contingencies

Under the terms of the TCS purchase agreement, the common stock issued has been placed in escrow. The sellers maintain the right to unwind this transaction under certain conditions (see Note 9).

During March 2016, the Company entered into an agreement with a third-party vendor to purchase 50,000 shares of the vendor’s preferred stock at $1.00 per share. A $10,000 cash payment was made and the company also assigned 100% of specific earned revenues, as defined by the agreement, from this company to purchase additional shares up to the total commitment of $50,000.

Litigation

The Company is occasionally involved in lawsuits and claims during the regular course of business. The Company intends to vigorously defend its position in regards to all lawsuits and claims and does not feel that their outcomes will have a material impact on the current or future financial position of the Company.

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Financial Gravity Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.	BUSINESS ACQUISITIONS

Business Acquisition – Business Legacy, Inc. and Pollock Advisory Group, Inc.

Effective January 1, 2015 Financial Gravity Operations, Inc. completed the acquisition of Business Legacy, Inc. and Pollock Advisory Group, Inc., related financial services firms located in Allen, Texas. Under the terms of the acquisition, the Company acquired 100% of stock of Business Legacy, Inc. and Pollock Advisory Group, Inc., wholly-owned entities of the majority stockholder of Financial Gravity Holdings, Inc. for no cost.

The transaction resulted in recording a gain on bargain purchase of $33,816 as follows:

Net assets acquired	$33,816
Total gain on bargain purchase generated on acquisition	$33,816

The tangible assets acquired and liabilities assumed were as follows:

Assets acquired:
Cash	$22,350
Accounts receivable	73,321
Accounts receivable – related party	9,272
Prepaid expenses	19,028
Fixed assets	32,316
Total tangible assets	156,287

Liabilities assumed:
Accounts payable	15,505
Accrued expenses	22,383
Line of credit	55,000
Capital lease obligations	29,583
Total liabilities	122,471

Net acquired assets	$33,816

The primary asset acquired from Business Legacy, Inc. and Pollock Advisory Group is the expertise in the respective area of service. The Company believes they will be able to leverage this expertise in maximizing the benefits of consulting with customers. The acquisition of these two entities increases the additional services the Company can provide to high net worth individuals and business in accordance with the strategic business plan of the Company.

Business Acquisition – SASH Corporation d.b.a. Metro Data Processing

Effective August 12, 2015, the Company completed the acquisition of SASH Corporation, an Oklahoma corporation doing business as MDP. The purchase was made by a subsidiary of the Company, Cloud9 Accelerator, LLC. Under the terms of the acquisition, the Company agreed to purchase 100% of stock of MDP for $75,800. The terms also require two employees of MDP to continue working in their current role for a period of not less than 12 months and not less than 6 months for compensation of an amount that is not less than $33,000 and $24,000, respectively. Goodwill, as a result of this acquisition, is not deductible for tax purposes.

MDP, located in Tulsa, Oklahoma, provides payroll services, software, and support solutions to business owners.

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Financial Gravity Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.	BUSINESS ACQUISITIONS (Continued)

Business Acquisition – SASH Corporation d.b.a. Metro Data Processing (Continued)

The transaction resulted in recording assets and goodwill at a fair value of $70,598 as follows:

Cash consideration	$75,800
Less: net assets acquired	(5,202)
Total value of the goodwill generated on acquisition	$70,598

The tangible assets acquired and liabilities assumed were as follows:

Assets acquired:
Cash	$4,121
Accounts receivable	2,903
Accounts receivable – other	5,800
Total assets	12,824

Liabilities assumed:
Accounts payable	4,231
Accounts payable	3,391
Total liabilities	7,622

Net acquired assets	$5,202

The primary asset acquired from MDP is the expertise in the respective area of service. The Company believes they will be able to leverage the expertise of MDP as a payroll service provider in Oklahoma which will also allow for an expansion of services to provide further access to high net worth individuals and businesses beyond the Dallas/Ft. Worth area in line the strategic business plan of the Company.

Business Acquisition – Tax Coach Software, Inc.

Effective October 1, 2015, the Company completed the acquisition of Tax Coach Software, LLC, an Ohio limited liability company (“Tax Coach Software”). The purchase was made by Financial Gravity Holdings, Inc. Under the terms of the acquisition, the Company acquired 100% of Tax Coach Software’s stock in a stock exchange. Total stock exchanged was 6,000,000 shares (as amended), at par value of $0.00001 per share, from the Company for 100% of the shares of Tax Coach Software. Goodwill, as a result of this acquisition, is not deductible for tax purposes.

16

Financial Gravity Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.	BUSINESS ACQUISITIONS (Continued)

Business Acquisition – Tax Coach Software, Inc. (Continued)

Certificates representing the shares are required to be deposited in escrow as of the effective date of the acquisition. As part of the agreement, the Sellers maintain the right to unwind the transaction under certain conditions as described. The Sellers also retain all rights as Shareholders while shares are held in escrow, including the right to vote. If the average daily closing price of the shares for any continuous 10-day trading period equals or exceeds $1.00 (as amended) during the thirty-six months following October 28, 2015, the Company has the right to cause the shares deposited in escrow to be distributed to the Sellers, terminating any right to unwind the transaction. If the shares do not trade as to provide a closing price during the thirty-six months following October 28, 2015 or if the average daily closing price of the shares for any continuous 10-day trading period fails to equal or exceed $1.00 (as amended) during the thirty-six months following October 28, 2015, then no later than five days following the conclusion of the thirty-six month period, the Sellers will have the right to unwind the transaction of the business acquisition of Tax Coach Software by the Company and the Company will immediately transfer the ownership of Tax Coach Software back to the Sellers in exchange for the return of common stock issued during the acquisition. Such unwinding will have no impact on the Company’s recognition of revenue for Tax Coach Software for any prior fiscal period. At any time, the Sellers may cause the shares held in escrow to be distributed, terminating any right to unwind the transaction. The closing price is defined as the last closing trade price for the shares on an electronic bulletin board as reported by Bloomberg or on the NASDAQ Capital Market or the highest bid price as reported on “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If listed for trading on the American or New York Stock Exchange during the thirty-six months following October 28, 2015 it will be deemed to meet the $1.00 (as amended) benchmark.

Three employment agreements were made as a condition to the acquisition. Each agreement has an effective date as of November 1, 2015 and is effective for a period of three years. Two employee agreements include a base salary of $42,000 per year, per employee. These same two agreements, include a bonus that is calculated, for each employee, as the sum of 40% of the gross profit of Tax Coach Software for all revenues that exceed $850,000 and are less than $950,000 and 20% of the gross profit of Tax Coach Software for all revenues earned in excess of $950,000. One employee agreement includes a base salary of $60,000 per year. This same agreement, includes a bonus that is calculated as the sum of 20% of the gross profit of Tax Coach Software for all revenues that exceed $850,000 and are less than $950,000 and 10% of the gross profit of Tax Coach Software for all revenues earned in excess of $950,000. Gross profit is determined in accordance with generally acceptable accounting principles, net of other amounts paid under employment and consulting agreements. The agreements also include other certain termination and non-compete clauses. Compensation during the month of October to be paid to the three employees totals an aggregate amount of $49,150. Three consulting agreements were made as a condition to the acquisition. Two agreements require certain services at a fixed fee of $17,000 per month, per agreement, commencing on November 1, 2015 with no specific termination date. One agreement requires certain services at a fixed fee of $3,500 per month, commencing on November 1, 2015 with no specific termination date.

Tax Coach Software, located in Cincinnati, Ohio, provides three primary services including monthly subscription revenue from the “Tax Coach” software system, coaching revenue and email marketing services for customers.

Common stock issued in stock exchange at a value of $0.25 per share (as amended)	$1,500,020
Additional paid in capital for the escrow agreement provision	404,600
1,904,620

Intangible assets acquired	(719,400)
Net tangible assets acquired	(90,518)
Total assets acquired	(809,918)

Total fair value of acquisition	$1,094,702

17

Financial Gravity Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. BUSINESS ACQUISITIONS (Continued)

Business Acquisition – Tax Coach Software, Inc. (Continued)

The intangible assets acquired were as follows:

Customer relationships	$44,900
Proprietary content	525,100
Trade name	69,300
Prospect list	53,800
Non-compete agreements	26,300
Total intangible assets	$719,400

The tangible assets acquired and liabilities assumed were as follows:

Assets acquired:
Cash	$57,025
Accounts receivable	15,476
Accounts receivable - other	5,408
Internally developed software	152,000
Total tangible assets	229,909

Liabilities assumed:
Accrued expenses	69,485
Line of credit	69,906
Total liabilities	139,391

Net acquired tangible assets	$90,518

The primary asset acquired from Tax Coach Software is the proprietary content which includes a comprehensive platform of tax planning strategies including marketing and instructional guides. TCS will provide the Company with expertise in areas of service which expand beyond the Company’s current service areas. The Company believes they will also be able to leverage the use of the proprietary content in maximizing the benefits of consulting with customers. The acquisition of this entity increases the additional services the Company can provide to high net worth individuals and business in accordance with its strategic business plan.

10.	ADDITIONAL PAID-IN CAPITAL

Private Placement Memorandum

During 2014, the Company issued a private placement memorandum for stock purchases of up to 2,000,000 shares of common stock at a cost of $1 and a par value of $0.00001, with a minimum purchase level of $50,000 per investor. The subscription period expired October 31, 2015 and a total of 2,000,000 shares were sold.

The Company has continue to issue further shares of common stock after the expiration of the private placement memorandum at a cost of $1 and a par value of $0.00001.

Stock Split

Effective October 20, 2015 the Company increased the authorized number of common stock shares to 100,000,000 and simultaneously declared a three for one stock split of the Company’s common stock. The common stock retained a par value of $0.00001 per share. The Company also authorized 10,000,000 shares of preferred stock. Upon the stock split, every one share of common stock issued and outstanding was automatically reclassified and converted into three shares of common stock of the Company.

18

Financial Gravity Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.	ADDITIONAL PAID-IN CAPITAL (Continued)

Preferred Stock

During October 2015, the Company authorized the issuance of up to 10,000,000 shares of preferred stock. The rights and obligations of the preferred stock are as determined by the Board of Directors at the time of issuance. No preferred shares are issued or outstanding as of June 30, 2016.

Treasury Stock

During January 2016, a former stockholder returned 3,000,000 shares of common stock to the Company, at no cost, upon termination of employment.

11.	STOCK OPTION PLAN

Effective February 27, 2015, the Company established the 2015 Stock Option Plan (the “Plan”). The Board of Directors of the Company has the authority and discretion to grant stock options. The maximum number of shares of stock that may be issued and exercised under the Plan is 3,000,000. Eligible individuals include any employee of the Company or any director, consultant, or other person providing services to the Company. The expiration date and exercise price are as established by the Board of Directors of the Company. No option may be issued under the Plan after February 27, 2017.

Stock option activity is summarized as follows:

	2016		2015
	Shares Under Option	Weighted Average Exercise Price	Shares Under Option	Weighted Average Exercise Price
Outstanding – January 1	1,395,332	$0.33	–	$–
Granted	1,024,400	1.00	–	–
Exercised	–	–	–	–
Canceled or expired	(208,586)	0.33	–	–
Outstanding – June 30	2,211,146	$0.64	–	–

Exercisable – June 30	303,999	$0.33	–	$–

Stock options outstanding and exercisable as of June 30, 2016 are summarized as follows:

	Options Outstanding			Options Exercisable
Exercise Prices	Number of Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Price	Number of Options Outstanding	Weighted Average Price
$0.33	1,186,746	9.34 years	$0.33	303,999	$0.33
$1.00	1,024,400	9.59 years	$1.00	–	$1.00
	2,211,146	9.45 years	$0.64	303,999

Compensation cost not yet recognized related to non-vested awards is $27,468 as of June 30, 2016; this will be recognized through March 2018.

19

Financial Gravity Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.	RELATED PARTY TRANSACTIONS

Effective January 1, 2015, the Financial Gravity Operations, Inc. acquired BLI and PAG (see Note 9). BLI and PAG were acquired at no cost from a major stockholder of FGH.

Accounts receivable due from the majority stockholder of the entity, included in accounts receivable – related party in the accompanying consolidated balance sheets was $4,742 and $1,747 as of June 30, 2016 and 2015.

The Company has an accounts payable of $0 and $2,300 due to an entity related through ownership as of June 30, 2016 and 2015.

The Company repaid a payable due to a stockholder related to payment for services provided and repayment for goods (as incurred through the acquisition of Cloud9) and services purchased on behalf of the Company of approximately $132,682 during the six months ended June 30, 2015. Effective January 11, 2016, this same stockholder turned back in 3,000,000 shares to the Company at no cost (see Note 10).

A board member who is also a stockholder provided services to the Company. Expenses for these services totaled $15,000 for each of the three months ended June 30, 2016 and 2015, respectively and $30,000 for each of the six months ended June 30, 2016 and 2015, respectively, and were included as general and administrative expenses in the accompanying consolidated statement of operations.

13.	SUBSEQUENT EVENTS

Subsequent to June 30, 2016, the Company issued a further 180,000 shares of common stock which raised proceeds on the sale of the stocks of $180,000.

Management has evaluated subsequent events through September 28, 2016, which is the date the consolidated financial statements were available to be issued.

20